                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    dMY Sponsor IV, LLC

Address of Joint Filer:                 c/o dMY Technology Group, Inc. IV
                                        1180 North Town Center Drive, Suite 100
                                        Las Vegas, Nevada 89144

Relationship of Joint Filer to          10% Owner, Director (Director by
Issuer:                                 Deputization).Mr. You serves as Chairman
                                        of the board of directors of the Issuer.
                                        dMY Sponsor IV, LLC may be deemed a
                                        director by deputization as a result of
                                        the service of Mr. You.

Issuer Name and Ticker of Trading       dMY Technology Group, Inc. IV [DMYQ]
Symbol:

Date of Event Requiring Statement:      03/04/2021
(Month/Day/Year):

Name of Joint Filer:                    Harry L. You

Address of Joint Filer:                 c/o dMY Technology Group, Inc. IV
                                        1180 North Town Center Drive, Suite 100
                                        Las Vegas, Nevada 89144

Relationship of Joint Filer to          10% Owner, Director, Officer
Issuer:

Issuer Name and Ticker of Trading       dMY Technology Group, Inc. IV [DMYQ]
Symbol:

Date of Event Requiring Statement:      03/04/2021
(Month/Day/Year):